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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 14, 2001


                                VECTOR GROUP LTD.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         1-5759                                         65-0949535
(Commission File Number)                   (I.R.S. Employer Identification No.)


100 S.E. SECOND STREET, MIAMI, FLORIDA                                 33131
(Address of principal executive offices)                            (Zip Code)


                                 (305) 579-8000
              (Registrant's telephone number, including area code)









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ITEM 5. OTHER EVENTS.

         On May 14, 2000, Vector Group Ltd.'s wholly-owned subsidiary BGLS Inc. completed the issuance at a discount of $60 million principal amount of 10% senior secured notes due March 31, 2006 in a private placement to certain institutional investors. BGLS received proceeds from the offering of $49.7 million before fees and expenses of approximately $3.2 million. The notes were priced to provide the purchasers with a 15.75% yield to maturity.

         On May 16, 2001, Vector entered into a Stock Purchase Agreement with High River Limited Partnership, an investment entity owned by Carl C. Icahn, in which High River agreed to purchase for $50 million 1,639,344 shares of Vector's common stock at a price of $30.50 per share. The closing of the purchase of the shares is conditioned upon the expiration or termination of the waiting period under the Hart-Scott-Rodino Act and the listing of the shares on the New York Stock Exchange. High River has agreed not to sell or transfer the shares in the public markets for a one-year period following the closing.

         A press release announcing the closing of the BGLS note placement and the execution of the agreement with High River was issued by Vector on May 16, 2001.

         The summary of the foregoing transactions is qualified in its entirety by reference to the text of the related agreements, which are included as exhibits hereto and are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c) The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.


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                                  EXHIBIT INDEX

10.1 Note Purchase Agreement, dated as of May 14, 2001, between BGLS Inc. and TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW LINC II CBO Ltd., POWRs 1997-2, Captiva II Finance Ltd. and AIMCO CDO, Series 2000-A (the "Purchasers"), relating to the 10% Senior Secured Notes due March 31, 2006 (the "Notes"), including the form of Note (the "Note Purchase Agreement").

10.2 Collateral Agency Agreement, dated as of May 14, 2001, by and among BGLS Inc., Brooke Group Holding Inc., Vector Group Ltd., New Valley Holdings, Inc., United States Trust Company of New York, as collateral agent for the benefit of the holders of the Notes pursuant to the Note Purchase Agreement (the "Collateral Agent"), and the Purchasers.

10.3 Pledge and Security Agreement, dated as of May 14, 2001 between BGLS Inc. and the Collateral Agent.

10.4 Pledge and Security Agreement, dated as of May 14, 2001, between New Valley Holdings, Inc. and the Collateral Agent.

10.5 Pledge and Security Agreement, dated as of May 14, 2001, between Brooke Group Holding Inc. and the Collateral Agent.

10.6 Acknowledgment and Pledge Agreement, dated as of May 14, 2001, between Vector Group Ltd. and the Collateral Agent.

10.7 Account Control Agreement, dated as May 14, 2001, between BGLS Inc., Bank of America, N.A. and the Collateral Agent.

10.8 Stock Purchase Agreement, dated May 16, 2001, between High River Limited Partnership and Vector Group Ltd.

10.9     Press release of Vector Group Ltd. issued on May 16, 2001.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               VECTOR GROUP LTD.

                               By: /s/ JOSELYNN D. VAN SICLEN
                                   --------------------------------------------
                                   Joselynn D. Van Siclen
                                   Vice President and Chief Financial Officer

Date:  May 17, 2001





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